Exhibit 10.15

Execution Version

SERIES D PREFERRED SHARE PURCHASE AGREEMENT

This SERIES D PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into on July 1, 2020, by and between:

1.                                      Leading Ideal Inc., an exempted company organized under the Laws of the Cayman Islands (the “Company”), whose registered office is located at P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands;

2.                                      Leading Ideal HK Limited, a company organized under the Laws of Hong Kong (the “HK Subsidiary”), whose registered office is located at Room 1903, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong;

3.                                      Beijing Co Wheels Technology Co., Ltd. (北京罗克维尔斯科技有限公司), a company organized under the Laws of China (the “WFOE”), whose legal address is Room 701, 7/F, Lianluo Building, Unit 3, House 10, Wangjing Street, Chaoyang District, Beijing, China;

4.                                      Beijing Leading Automobile Sales Co., Ltd. (北京励鼎汽车销售有限公司), a company organized under the Laws of China (the “Beijing Sales WFOE”), whose legal address is Room 106, Building 1, No. 4 Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone), China;

5.                                      Leading (Xiamen) Private Equity Investment Co., Ltd. (励顶（厦门）股权投资有限公司), a company organized under the Laws of China (the “Xiamen WFOE”), whose legal address is Unit H, No.431, 4/F, Building C, Xiamen International Shipping Center, 93 Xiangyu Road, Xiamen District, China (Fujian) Free Trade Zone, China;

6.                                      Beijing CHJ Information Technology Co., Ltd. (北京车和家信息技术有限公司), a company organized under the Laws of China (“Beijing CHJ”), whose legal address is Room 101, Building 1, No. 4 Hengxing Road, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Functional Zone), China;

7.                                      Beijing Xindian Transport Information Technology Co., Ltd. (北京心电出行信息技术有限公司), a company organized under the Laws of China (“Xindian Information”), whose legal address is Room 702, 7/F, Lianluo Building, Unit 3, House 10, Wangjing Street, Chaoyang District, Beijing, China;

8.                                      Jiangsu CHJ Automobile Co., Ltd. (江苏车和家汽车有限公司), a company organized under the Laws of China (“Jiangsu CHJ”), whose legal address is No. 108 Fenglin South Road, Wujin National High-Tech Industrial Development Zone, China;

9.                                      Beijing Chelixing Information Technology Co., Ltd. (北京车励行信息技术有限公司), a company organized under the Laws of China (“Beijing Chelixing”), whose legal address is Room 703, 7/F, Lianluo Building, Unit 3, House 10, Wangjin Street, Chaoyang District, Beijing China;

10.                               Jiangsu Xindian Interactive Automobile Sales and Services Co., Ltd. (江苏心电互动汽车销售服务有限公司), a company organized under the Laws of China (“Jiangsu Xindian”), whose legal address is Room 271, No. 18 Xinya Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

11.                               Chongqing Leading Ideal Automobile Co., Ltd. (重庆理想汽车有限公司), a company organized under the Laws of China (“Chongqing Leading”), whose legal address is 12 Fengqi Road, Caijiagang Town, Beibei District, Chongqing, China;

12.                               Jiangsu Zhixing Financial Leasing Co., Ltd. (江苏智行融资租赁有限公司), a company organized under the Laws of China (“Jiangsu Zhixing”), whose legal address is No. 108 Fenglin South Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

13.                               Jiangsu Xitong Machinery Co., Ltd. (江苏希通机械设备有限公司), a company organized under the Laws of China (“Jiangsu Xitong”), whose legal address is Room 258, No. 18 Xinya Road, Wujin National high-Tech Industrial Development Zone, Changzhou, China;

14.                               the companies listed on Schedule I attached hereto (each a “Founder Holding Company” and collectively the “Founder Holding Companies”);

15.                               each of the individuals listed on Schedule I attached hereto (each a “Founder” and collectively the “Founders”); and

16.                               each Person listed on Schedule II hereto (each, a “Series D Investor” and collectively, the “Series D Investors”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                    The Company holds 100% of the shares in the HK Subsidiary, which in turn holds, among others, 100% of the equity interest in the WFOE. The WFOE Controls Xindian Information and Beijing CHJ by Captive Structures. The share capitalization of the Company immediately prior to the Closing is set forth on Part A of Schedule III.

B.                                    Through operations of the PRC Companies, the Company primarily engages in the business of research and development, design, manufacture, sale, repair and maintain of new energy vehicles, auto finance, vehicle sharing, second-hand vehicle trading, mobility services, and battery-pack solutions (the “Business”).

C.                                    In accordance with the terms and conditions of this Agreement, the Company desires to issue and sell to the Series D Investors, and the Series D Investors desire to subscribe for and purchase from the Company, certain number of Series D Preferred Shares at the Closing.

D.                                    AMP Lee Ltd. has agreed to subscribe for and purchase from the Company, and the

Company has agreed to issue and sell to AMP Lee Ltd., a certain number of Series D Preferred Shares of the Company on the terms and conditions set forth in the Series D Preferred Share Purchase Agreement dated as of July 1, 2020 by and between the Company, AMP Lee Ltd., and other parties named therein (the “Founder Series D SPA”).

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                     Definitions.

Unless defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or China, as applicable, applied on a consistent basis.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry, or other proceeding, whether administrative, civil, regulatory, or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator, or Governmental Authority.

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Subject Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with the Subject Person, and (ii) in the case of a Subject Person being a natural person, any other Person that is a relative (any spouse, child, parent, grandparent, or sibling of the Subject Person (whether by blood, marriage, or adoption)) of the Subject Person or trust or family trust of which the Subject Person and/or any of the Subject Person’s family members is a beneficiary.

“Associate” means, with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer, director, or partner or is a beneficial owner of five percent (5%) or more of any class of Equity Securities of such corporation or organization, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, retirement Contract, or other employment compensation Contract or any other plan, including the ESOP Plan, which provides or has provided benefits for any past or present employees, officers, consultants, or directors of a Person or with respect to which contributions are or have been made on account of any past or present employees, officers, consultants, or directors of such Person.

“Board” means the board of directors of the Company.

“Business” has the meaning set forth in Recital (B).

“Business Day” means any day that is not a Saturday, Sunday, legal holiday, or other day on which commercial banks are required or authorized by law to be closed in China, Hong Kong, the United States, or the Cayman Islands.

“Business Partners” has the meaning set forth in Section 3.23(i).

“Captive Structure” means (i) the structure under which the WFOE Controls Beijing CHJ through the CHJ Control Documents and (ii) the structure under which the WFOE Controls Xindian Information through the Xindian Control Documents.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation, or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“CHJ Control Documents” means, collectively, (i) Exclusive Consultation and Service Agreement (独家咨询和服务协议) dated as of May 13, 2020 by and between the WFOE and Beijing CHJ, (ii) Exclusive Option Agreement (股权认购权协议) dated as of May 13, 2020 by and between the WFOE, Beijing CHJ, and the shareholders of Beijing CHJ, (iii) Equity Pledge Agreements (股权质押协议) dated as of May 13, 2020 by and between the WFOE, Beijing CHJ, and each shareholder of Beijing CHJ, (iv) Power of Attorney (授权委托书) dated as of May 13, 2020 by and between the WFOE, Beijing CHJ, and each shareholder of Beijing CHJ, and (v) Spousal Consent Letter (配偶同意函) dated as of May 13, 2020 by the spouse of each individual shareholder of Beijing CHJ, if applicable, each as amended from time to time.

“Circular 37” means the Circular on Issues Concerning the Foreign Exchange Administration over the Overseas Investment and Financing and Round-Trip Investment by Domestic Residents via Special Purpose Vehicles (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》[汇发（2014）37号]) issued by the SAFE on July 4, 2014, and any relevant implementation, successor rule, or regulation under PRC Laws.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Class B Ordinary Shares” means the Class B ordinary shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Closing” has the meaning set forth in Section 2.2(i).

“Closing Date” has the meaning set forth in Section 2.2(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company IP” has the meaning set forth in Section 3.15(i).

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by, or exclusively licensed to, any of the Group Companies.

“Company Registered IP” means all Intellectual Property for which registrations are owned by or held in the name of, or for which applications have been made in the name of, any Group Company.

“Competitor” has the meaning ascribed to it under the Shareholders Agreement.

“Compliance Laws” has the meaning set forth in Section 3.23(iv).

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, or exemption given by any Person, including any Governmental Authority.

“Contract” means a contract, agreement, understanding, indenture, note, bond, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a Subject Person means the power or authority, whether exercised or not, to direct the business, management, and policies of such Subject Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the voting of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Subject Person or power to control the composition of a majority of the board of directors of such Subject Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means, collectively, the CHJ Control Documents and the Xindian Control Documents.

“Conversion Shares” means the Class A Ordinary Shares issuable upon conversion of any Purchased Shares.

“Disclosure Schedule” has the meaning set forth in Section 3.

“Dispute” has the meaning set forth in Section 11.4(i).

“Environmental Claim” means any Action, cause of action, or notice (written or oral) by any Person alleging potential liability arising out of, based on, or resulting from: (i) the presence, or release into the environment, of any Material of Environmental Concern at any location; or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all laws and regulations of any jurisdiction where a Group Company is or has engaged in business activities relating to pollution or protection of human health or the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Material of Environmental Concern.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right, or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP Plan” means the equity incentive plan of the Company adopted by the Board, as amended from time to time.

“Financial Statements” has the meaning set forth in Section 3.10.

“Financing Terms” has the meaning set forth in Section 8.1.

“Fundamental Representations” means those representations and warranties of the Warrantors set forth in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Corporate Structure; Subsidiaries), Section 3.3 (Capitalization and Voting Rights), Section 3.4 (Authorization), Section 3.5 (Valid Issuance of Purchased Shares), Section 3.6 (Consents; No Conflicts), Section 3.8 (Tax Matters), and Section 3.20 (Control Document).

“Governmental Authority” means any government of any nation, federation, province, or state, or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, or instrumentality of China or any other country, or any political subdivision thereof, any court, tribunal, or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, award, judgment, injunction, or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means any of the Company, the HK Subsidiary, and the PRC Companies, together with each Subsidiary of any of the foregoing, and “Group” refers to all of Group Companies collectively.

“HKIAC” has the meaning set forth in Section 11.4(ii).

“HKIAC Rules” has the meaning set forth in Section 11.4(ii).

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” means, with respect to any Person, without duplication, (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken, or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds, and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures, or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets, or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit, or similar facilities, (viii) all obligations to purchase, redeem, retire, defease, or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge, or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty, or settlement of any kind or nature imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting, and other professional fees and expenses incurred in the investigation, collection, prosecution, and defense of claims and amounts paid in settlement and Taxes payable by such Person by reason of the indemnification, but excluding (except to the extent actually incurred as a direct result of a third party claim) punitive damages and mental or emotional distress.

“Indemnification Agreement” shall mean the director indemnification agreement entered into by and among the Company, Meituan and the director appointed by Meituan at the Closing substantially in the form attached hereto as Exhibit C.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations, and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights, and works of authorship (including artwork, Software, computer programs, source code, object code, and executable code, firmware, development tools, files, records, and data, and related documentation), (iv) URLs, web sites, web pages, and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Investor Indemnified Parties” has the meaning set forth in Section 10.2(i).

“Key Employees” means the employees of the Group Companies listed on Schedule IV.

“Knowledge” means, with respect to the Warrantors, the actual knowledge of any of the Warrantors and its directors (other than the directors of the Company appointed by the holders of the Preferred Shares), officers, and members of its senior management, and that knowledge which should have been acquired by each such individual after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all officers, directors, employees, consultants, and professional advisers (including attorneys, accountants, and auditors) of the Group and of its Affiliates who could reasonably be expected to have knowledge of the matters in question.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lease” has the meaning set forth in Section 3.14(iii).

“Liability” or “Liabilities” means, with respect to any Person, all liabilities, obligations, and commitments of such Person of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, law, equity, or otherwise.

“Material Adverse Effect”  means any (i) event, occurrence, fact, condition, change, or development that has had, has, or could reasonably be expected to have, individually or together with other events, occurrences, facts, conditions, changes, or developments, a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), prospects, assets, or liabilities of the Group taken as a whole, (ii) material impairment of the ability of any Group Company to perform the material obligations of such Group Company under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Group Company; and shall exclude from clause (i) any event, occurrence, fact, condition, change, or development resulting from: (x) general conditions affecting the Chinese economy as a whole or the companies in the same industry as a whole (so long as such events, occurrences, facts, conditions, changes, and developments do not individually or in the aggregate disproportionately affect the Group Companies relative to other participants in the same industry), (y) any declaration of a national emergency or war, or the occurrence of any military or terrorist attack in or upon China, and (z) any omission to act or action taken that is expressly required by this Agreement.

“Material Contracts” has the meaning set forth in Section 3.13(i).

“Material of Environmental Concern” means any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum, and petroleum products.

“Meituan” means Inspired Elite Investments Limited.

“Memorandum and Articles” means the second amended and restated memorandum of association of the Company and the second amended and restated articles of association of the Company, to be adopted by special resolutions of the shareholders of the Company and to take effect in accordance with applicable Law on the Closing Date, as amended from time to time, substantially in the form attached hereto as Exhibit A.

“MIIT” means the PRC Ministry of Industry and Information Technology or, with respect to any matter to be submitted for examination and approval by the Ministry of Industry and Information Technology, any Governmental Authority that is similarly competent to examine and approve such matter under PRC laws.

“MOFCOM” means the PRC Ministry of Commerce or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority that is similarly competent to examine and approve such matter under PRC laws.

“NDRC” means the PRC National Development and Reform Commission or, with respect to any matter to be submitted for examination and approval by the National Development and Reform Commission, any Governmental Authority that is similarly competent to examine and approve such matter under PRC laws.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) with respect to intellectual property rights, outbound non-exclusive license, covenants not to sue, options, and other similar encumbrances with respect thereto granted in the ordinary course of business, and (iii) Liens incurred in the ordinary course of business, in each case of (i), (ii), and (iii), which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, (y) were not incurred in connection with the borrowing of money, and (z) are not material to the business of the Group.

“Person” means any individual, corporation, company, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate, or other enterprise or entity.

“PRC” or “China” means the People’s Republic of China, excluding, solely for the purposes of this Agreement and the other Transaction Documents, Hong Kong, Macau Special Administrative Region, and Taiwan.

“PRC Companies” means the WFOE, the Beijing Sales WFOE, the Xiamen WFOE, Beijing CHJ, Xindian Information, Jiangsu CHJ, Beijing Chelixing, Jiangsu Xindian, Chongqing Leading, Jiangsu Zhixing, and Jiangsu Xitong, together with each Subsidiary of any of the foregoing, and “PRC Company” refers to each of them.

“Preferred Shares” means the Series Pre-A Preferred Shares, the Series A-1 Preferred Shares, the Series A-2 Preferred Shares, the Series A-3 Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, the Series B-3 Preferred Shares, the Series C Preferred Shares, and the Series D Preferred Shares.

“Public Officials” has the meaning set forth in Section 3.23(iv).

“Purchased Shares” has the meaning set forth in Section 2.1 hereof.

“Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or

Associate of any of the foregoing.

“Representatives” has the meaning set forth in Section 3.22(i).

“SAFE” means the PRC State Administration of Foreign Exchange.

“SAFE Rules and Regulations” means, collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“SAMQS” means the PRC State Administration for Market and Quality Supervision or, with respect to the issuance of any business license or filing or registration to be effected by or with the State Administration for Market and Quality Supervision, any Governmental Authority that is similarly competent to issue such business license or accept such filing or registration under PRC laws.

“Sanctioned Person” has the meaning set forth in Section 3.23(iv).

“Sanctions Laws” has the meaning set forth in Section 3.23(iv).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations and rules promulgated thereunder.

“Securityholder” has the meaning set forth in Section 3.7(iii).

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A-3 Preferred Shares” means the Series A-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-3 Preferred Shares” means the Series B-3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C MAA” means the amended and restated memorandum of association of the Company and the amended and restated articles of association of the Company adopted by special resolutions of the shareholders of the Company on July 2, 2019, as amended on January 3, January 23, and May 5, 2020.

“Series C SHA” means the securities holders agreement dated as of July 2, 2019 between the Company, the Founders, the Founder Holding Companies, and other parties named therein, as amended on January 3 and May 5, 2020.

“Series D Preferred Shares” means the Series D Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series Pre-A Preferred Shares” means the Series Pre-A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholders Agreement” means the amended and restated shareholders agreement by and between the Company, the Founders, the Founder Holding Companies, the Series D Investors, and other parties named therein to be entered into on the Closing Date, substantially in the form attached hereto as Exhibit B.

“Statement Date” means May 31, 2020.

“Social Insurance” means any form of social insurance required under applicable Laws, including without limitation the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, and housing accumulation funds.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models, and methodologies, including all source code and executable code, whether embodied in software, firmware, or otherwise, documentation, development tools, designs, files, verilog files, RTL files, HDL, VHDL, net lists, records, data, and mask works; and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in China: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including without limitation all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than China: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” means any return, report, or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules, or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return, or declaration of estimated or provisional Tax.

“Tax Liability” means an amount equal to the amount of any diminution in the value of the Purchased Shares or the Conversion Shares, and any and all losses, liabilities, damages, suits, obligations, judgments, or settlements of any kind (including all reasonable legal costs, costs of recovery, and other expenses incurred by the Series D Investors) resulting from any claim of taxation (including those resulting from cancellation or reclamation of tax benefits of any kind relating to the Group Companies) arising from an event relating to Tax, whether occurring before or after the Closing.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Memorandum and Articles, the Indemnification Agreement, and each of the other agreements and documents entered into between certain Parties or otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S.” or “United States” means the United States of America.

“Xindian Control Documents” means, collectively, (i) Exclusive Consultation and Service Agreement (独家咨询和服务协议) dated as of April 2, 2019 by and between the WFOE and Xindian Information, (ii) Business Operation Agreement and Power of Attorney (业务经营协议和授权委托书) dated as of April 2, 2019 by and between the WFOE and each shareholder of Xindian Information, (iii) Exclusive Option Agreement (股权认购权协议) dated as of April 2, 2019 by and between the WFOE, Xindian Information, and each shareholder of Xindian Information, (iv) Equity Pledge Agreement (股权质押协议) dated as of April 2, 2019 by and between the WFOE and each shareholder of Xindian Information, (v) Spousal Consent Letter (配偶同意函) dated as of April 2, 2019 by the spouse of each shareholder of Xindian Information, if applicable, each as amended from time to time.

“Warrantors” means, collectively, the Group Companies, and a “Warrantor” means any one of the foregoing.

“Warrantor Indemnified Parties” has the meaning set forth in Section 10.2(ii).

2.                                     Purchased Shares.

2.1.                             Purchase and Sale.  Subject to the terms and conditions of this Agreement, at the Closing, each Series D Investor shall subscribe for and purchase from the Company, and the Company shall issue and sell to each Series D Investor, the number of Series D Preferred Shares set forth opposite such Series D Investor’s name under the heading “Number of Purchased Shares” on Schedule II attached hereto (the “Purchased Shares”), each at the purchase price set forth opposite to such Series D Investor’s name under the heading “Purchase Price” on Schedule II (the “Purchase Price”).

2.2.                             Closing and Closing Deliveries.

(i)                                     Closing.  Subject to satisfaction or waiver by the Series D Investors of the conditions set forth in Section 5 and satisfaction or waiver by the Company of all closing conditions specified in Section 6, the consummation of the sale and issuance of the Purchased Shares pursuant to Section 2.1 (the “Closing”) by each Series D Investor shall take place remotely via electronic exchange of documents and signatures on or prior to July 2, 2020, or at such other time and place as the Company and the Series D Investors mutually agree in writing (the date on which the Closing occurs, the “Closing Date”).

(ii)                                  Deliveries by the Company at Closing.  At the Closing, in addition to any items the delivery of which is made an express condition to each Series D Investor’s obligations at the Closing pursuant to Section 5, the Company shall deliver to such Series D Investor:

(a)                                 a scanned copy of updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to such Series D Investor of the Purchased Shares being purchased by such Series D Investor at the Closing pursuant to Section 2.1;

(b)                                 a copy of the updated register of directors of the Company, certified by the registered agent of the Company, reflecting the appointment of the director as contemplated by Section 7.1(i) in the Shareholders Agreement; and

(c)                                  a scanned copy of the duly executed share certificate issued by the Company representing the Purchased Shares purchased by such Series D Investor, certified as true by the registered agent of the Company.

(iii)                               Delivery of Original Share Certificate.  The original share certificate evidencing the Purchased Shares purchased by such Series D Investor shall be delivered to such Series D Investor within five (5) Business Days after the Purchase Price has been paid in full by such Series D Investor pursuant to Section 2.2(iv).

(iv)                              Payment by Series D Investors.

(a)                                 In the event that the Closing takes place on or prior to July 2, 2020,

(1)                                 Meituan or its designated Person shall (x) instruct its bank to make payment of 40% of its Purchase Price (i.e. US$200 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s account set forth on Schedule V (the “Company’s Account”) and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) by July 8, 2020, and (y) instruct its bank to make payment of the remaining Purchase Price (i.e. US$300 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) by July 15, 2020.

(2)                                 Kevin Sunny Holding Limited or its designated Person shall instruct its bank to make payment of its Purchase Price (i.e. US$20 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) by July 15, 2020.

(b)                                 In the event that the Closing takes place after July 2, 2020 and prior to July 15, 2020,

(1)                                 Meituan or its designated Person shall (x) instruct its bank to make payment of 40% of its Purchase Price (i.e. US$200 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) within four (4) Business Days after the Closing Date, and (y) instruct its bank to make payment of the remaining Purchase Price (i.e. US$300 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) by July 15, 2020.

(2)                                 Kevin Sunny Holding Limited or its designated Person shall instruct its bank to make payment of its Purchase Price (i.e. US$20 million) by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) by July 15, 2020.

(c)                                  In the event that the Closing takes place on or after July 15, 2020, each Series D Investor or its designated Person shall instruct its bank to make payment of all its Purchase Price by wire transfer of immediately available funds in U.S. dollars to the Company’s Account and provide the Company with the irrevocable wire instruction evidencing the initiation of such payment (known as “MT-103” and containing the SWIFT number of such remittances) within four (4) Business Days after the Closing Date.

2.3.                             Independent Obligations of Series D Investors.  The obligations and rights of each Series D Investor to consummate the Closing under Section 2.2 shall be separate and independent from the obligations and rights of each other Series D Investor to consummate the Closing and shall not be affected by any other Series D Investor’s failure to consummate the Closing pursuant to the terms of this Agreement. Nothing contained herein or in any other Transaction Document, and no action taken by any Series D Investor pursuant hereto or thereto, shall or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Series D Investors. Each Series D Investor agrees that no other Series D Investor has acted as an agent for such Series D Investor in connection with the transactions contemplated hereby.

2.4.                             Capitalization Table.  The share capitalization of the Company immediately after the Closing are set forth on Part B of Schedule III.

3.                                     Representations and Warranties of the Warrantors.

Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Warrantors to each Series D Investor as of the date hereof and attached hereto as Schedule VII (the “Disclosure Schedule”), each of the Warrantors jointly and severally represents and warrants to each Series D Investor that:

3.1.                            Organization, Good Standing and Qualification.

Each Group Company is duly organized, validly existing, and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction. Each PRC Company has a valid business license issued by the SAMQS or its local branch or other relevant Government Authorities, and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license.

3.2.                            Corporate Structure; Subsidiaries.

Section 3.2 of the Disclosure Schedule sets forth a complete structure chart showing the Group Companies, and indicating the ownership and Control relationships among all Group Companies, the nature of the legal entity of each Group Company, the jurisdiction in which each Group Company was organized, and each jurisdiction in which each Group Company is required to be qualified or licensed to do business as a foreign Person. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security in any other Person or is or was a participant in any joint venture, partnership, or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. The Company was formed solely to acquire and hold the equity interests in the HK Subsidiary, and the HK Subsidiary was formed solely to acquire and hold the equity interests in the WFOE, the Beijing Sales WFOE, and the Xiamen WFOE. Except as disclosed in Section 3.2 of the Disclosure Schedule, none of the Company and the HK Subsidiary has engaged in any other business and has incurred any Liability since their formation. Each of the PRC Companies is engaged in the business as set forth in its business license.

3.3.                            Capitalization and Voting Rights.

(i)                                     Company.  The authorized share capital of the Company:

(a)                                 immediately prior to the Closing shall be US$500,000 divided into (1) 3,830,157,186 Class A Ordinary Shares, of which  141,083,452 Class A Ordinary Shares have been reserved for issuance to officers, directors, or employees of the Company, (2) 240,000,000 Class B Ordinary Shares, (3) 50,000,000 Series Pre-A Preferred Shares, (4) 129,409,092 Series A-1 Preferred Shares, (5) 126,771,562 Series A-2 Preferred Shares, (6) 65,498,640 Series A-3 Preferred Shares, (7) 115,209,526 Series B-1 Preferred Shares, (8) 55,804,773 Series B-2 Preferred Shares, (9) 119,950,686 Series B-3 Preferred Shares, and (10) 267,198,535 Series C Preferred Shares;

(b)                                 immediately after the Closing shall be US$500,000 divided into (1) 3,598,398,645 Class A Ordinary Shares, of which 141,083,452 Class A Ordinary Shares have been reserved for issuance to officers, directors, or employees of the Company, (2) 240,000,000 Class B Ordinary Shares, (3) 50,000,000 Series Pre-A Preferred Shares, (4) 129,409,092 Series A-1 Preferred Shares, (5) 126,771,562 Series A-2 Preferred Shares, (6) 65,498,640 Series A-3 Preferred Shares, (7) 115,209,526 Series B-1 Preferred Shares, (8) 55,804,773 Series B-2 Preferred Shares, (9) 119,950,686 Series B-3 Preferred Shares, (10) 267,198,535 Series C Preferred Shares, and (11) 231,758,541 Series D Preferred Shares.

(ii)                                  Group Companies.  Section 3.3(ii) of the Disclosure Schedule sets forth the capitalization table of each Group Company immediately prior to the Closing, and immediately after the Closing, in each case reflecting all of the then outstanding Equity Securities of such Group Company, and the holders thereof. All the equity interests in each Group Company are wholly owned or Controlled, directly or indirectly, by the Company free and clear of all Liens of any kind other than those arising under applicable Law. Except as disclosed in the Disclosure Schedule, there is no other holders of any Equity Securities of any Group Company.

(iii)                               No Other Securities.

Except as set forth in or contemplated under the Series C SHA, Series C MAA, Transaction Documents, the ESOP Plan, and the Control Documents, (a) there are no and, at the Closing, shall be no other authorized or outstanding Equity Securities of the Group Companies, (b) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to the extent required under applicable PRC Laws), or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, and (c) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company. Except as set forth in or contemplated under the Series C SHA and the Transaction Documents, the Company has not granted any registration rights or information rights to any other Person other than the Series D Investors and the existing holders of Preferred Shares, nor is the Company obliged to list any of the Equity Securities of any Group Companies on any securities exchange. Except as contemplated under the Transaction Documents, there are no voting or similar agreements that relate to the share capital or registered capital of any Group Company.

(iv)                              Issuance and Status.

All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws and Charter Documents, preemptive rights of any Person, and applicable Contracts. The share capital or registered capital, as the case may be, of each Group Company has been duly and validly issued, are fully paid and non-assessable, and are and as of the Closing shall be free of any and all Liens (except for (a) any restrictions on transfer under the Series C SHA and the Transaction Documents and applicable Laws, and (b) the options and equity pledges contemplated under the Control Documents). Except as contemplated under the Transaction Documents, the Control Documents, and the ESOP Plan, or as disclosed in Section 3.3(iv) of the Disclosure Schedule, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company, (b) dividends that have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, (d) nominal shareholding arrangements, trust arrangements, or similar arrangements in connection with any Equity Securities in any Group Company, or (e) options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements, or undertakings of any kind to which a Group Company is a party or by which it is bound (x) obligating a Group Company to issue, deliver, or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, any Group Company, (y) obligating a Group Company to issue, grant, extend, or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement, or undertaking, or (z) providing any Person with the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of any Group Company.

3.4.                            Authorization.

Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of each party to the Transaction Documents (other than the Series D Investors) (and, as applicable, its officers, directors, and shareholders) necessary for the authorization, execution, and delivery of the Transaction Documents, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale, and delivery of the Purchased Shares and the Conversion Shares, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by each party thereto (other than the Series D Investors) and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5.                            Valid Issuance of Purchased Shares.

The Purchased Shares, when issued, delivered, and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and free from any Liens (except for any restrictions on transfer under the Transaction Documents and applicable Laws). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, and free from any Liens (except for any restrictions on transfer under the Transaction Documents and applicable Laws). Except as set forth in the Series C MAA and the Series C SHA, the issuance of the Purchased Shares and the Conversion Shares is not subject to any preemptive rights, rights of first refusal, or similar rights. Subject in part to the accuracy of each Series D Investor’s representations set forth in Section 4, the offer, sale, and issuance of the Purchased Shares are, and the issuance of the Conversion Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

3.6.                            Consents; No Conflicts.

All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery, and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Series D Investors) have been duly obtained or completed and are in full force and effect. The execution, delivery, and performance of each Transaction Document by each party thereto (other than the Series D Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration, or cancellation under, with or without the passage of time or the giving of notice, any Governmental Order, any provision of the Charter Documents of any Group Company, any applicable Laws (including without limitation the SAFE Rules and Regulations), or any Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation any indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the material properties or assets of any Group Company other than Permitted Liens.

3.7.                            Compliance with Laws; Consents.

(i)                                     Each Group Company is, and has been, in compliance in all material respects with all applicable Laws.

(ii)                                  All Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted and as proposed to be conducted, including but not limited to the Consents from or with the MIIT, the NDRC, the MOFCOM, the SAMQS, the SAFE, any Tax bureau, product registration authorities, environmental protection authorities, and certification and accreditation authorities, as applicable (or any predecessors thereof, as applicable), have been duly obtained or completed in accordance with all applicable Laws in all material respects.  Each required Consent is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. No Group Company is in violation of any required Consent and no Group Company has received any letter or notification or other communication relating to the modification, suspension, revocation, forfeiture, or nonrenewal of any required Consent of any Group Company.

(iii)                               To the Knowledge of the Warrantors, each holder or beneficial owner of an Equity Security of a Group Company (each, a “Securityholder”), who is a “Domestic Resident” as defined in Circular 37 and is subject to any of the registration or reporting requirements of Circular 37, has complied with all reporting or registration requirements under the SAFE Rules and Regulations, and has made all oral or written filings, registrations, reporting, or any other communications required by SAFE or any of its local branches. Each Group Company is, and has been, in compliance with the SAFE Rules and Regulations in all material respects. No Group Company has, nor, to the Knowledge of the Warrantors, has any Securityholder, received any oral or written inquiries, notifications, orders or any other form of official correspondence from SAFE or any of its local branches with respect to any actual or alleged non-compliance with SAFE Rules and Regulations.

(iv)                              Each of the change of the Equity Securities of the PRC Companies in the history is in compliance with all applicable Laws in all material respects and there is no pending or, to the Knowledge of the Warrantors, threatened dispute relating to any Equity Security of any Group Company.

3.8.                            Tax Matters.

(i)                                     Each Group Company (a) has timely filed all Tax Returns that are required to have been filed by it with any Governmental Authority, (b) has timely paid all Taxes owed by it that are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes that it is obligated to withhold and remit from amounts owing to any employee, creditor, customer, or third party, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (a) and (b), unpaid Taxes that are in contest with Tax authorities by Group Company in good faith or nonmaterial in amount.

(ii)                                  Each Tax Return referred to in paragraph (i) above was properly prepared in compliance with applicable Law and was (and will be) true, correct, and complete in all material respects. None of such Tax Returns contains a statement that is false or misleading or omits any matter that is required to be included or without which the statement would be false or misleading. No reporting position was taken on any such Tax Return that has not been disclosed to the appropriate Tax authority or in such Tax Return, as may be required by Law. All records relating to such Tax Returns or to the preparation thereof required by applicable Law to be maintained by applicable Group Company have been duly maintained.

(iii)                               The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements, and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the Statement Date, no Group Company has incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and to the Knowledge of the Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(iv)                              No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability, or otherwise.

3.9.                            Charter Documents; Books and Records.

(i)                                     The Company has delivered or made available to each Series D Investor a true and correct copy of the Charter Documents of each Group Company, each as amended, and each such instrument is in full force and effect. Each Group Company has been in compliance with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents.

(ii)                                  Each Group Company adequately, properly, and accurately maintains and keeps all its books of accounts and records in the usual, regular, and ordinary manner, on a basis consistent with prior practice, and in a way that permits its Financial Statements to be prepared in accordance with the Accounting Standards. Such books of accounts and records give and reflect a true and fair view of the financial, contractual, and trading position of each Group Company.

(iii)                               The minute books of each Group Company, as made available to the Series D Investors and their respective representatives, contain complete and accurate records of all material meetings of and corporate actions or written consents by the shareholders and the boards of such Group Company.

(iv)                              The register of members and directors (if applicable) of each Group

Company is correct; there has been no notice of any proceedings to rectify any such register; and, to the Knowledge of the Warrantors, there are no circumstances that might lead to any application for its rectification.

(v)                                 All documents requiring to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Company is being incorporated have been properly made up and filed, except as would not have a Material Adverse Effect.

3.10.                     Financial Statements.

The audited consolidated statements of comprehensive loss and audited consolidated statements of cash flows for the years ended December 31, 2018 and 2019, the unaudited consolidated statements of comprehensive loss and unaudited consolidated statements of cash flows for the three months ended on the Statement Date, the audited consolidated balance sheets as of December 31, 2018 and 2019, and the unaudited consolidated balance sheets as of the Statement Date for the Group Companies (collectively, the “Financial Statements”) have been provided to the Series D Investors. The Financial Statements (i) have been prepared in accordance with the books and records of the Group Companies, (ii) fairly present the financial position of the Group Companies as of the dates indicated therein and the results of operations and cash flows of the Group Companies for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material, and (iii) were prepared in accordance with the Accounting Standards applied on a consistent basis throughout the periods involved. All of the accounts receivable owing to the Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the Accounting Standards).

Except as disclosed in the Financial Statements and as disclosed under Section 3.10 of the Disclosure Schedule, each of the Group Company (i) has not incurred any indebtedness for money borrowed (including convertible bonds); (ii) has not provided any loans to any Person other than the Group Companies that has not been repaid in full; and (iii) is not a guarantor or indemnitor of any indebtedness of any Person.

3.11.                     Changes.

Since the Statement Date, each Group Company has (i) operated its business in the ordinary course consistent with its past practice, (ii) used its reasonable best efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction, or activity, or made any commitment except those in the ordinary course of business consistent with past practice. Since the Statement Date, there has not been any Material Adverse Effect or any material change in the way the Group conducts its business.

3.12.                     Liabilities.

No Group Company has any Liabilities of the type required to be disclosed on a balance sheet except for (i) liabilities set forth in the balance sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices.

3.13.                     Material Contract.

(i)                                     Any material contract set forth in Section 3.13(i) of the Disclosure Schedule is a valid, binding, and enforceable agreement of the applicable Group Company which is a party thereto (each a “Material Contract”).

(ii)                                  The performance of each Material Contract does not and will not violate any applicable Law or Governmental Order. Each Material Contract is in full force and effect and enforceable against the parties thereto, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as may be limited by laws relating to the availability of specific performance, injunctive relief, or other remedies in the nature of equitable remedies. Each Group Company has duly performed all of its obligations under each Material Contract to the extent that such obligations to perform have accrued, and no breach or default, alleged breach or alleged default, or event which would (with the passage of time, notice or both) constitute a breach or default thereunder by such Group Company or, to the Knowledge of the Warrantors, any other party or obligor with respect thereto, has occurred, except for breaches or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that have not resulted in any Material Adverse Effect of any Group Company. No Group Company has received any written notice that it has breached, violated, or defaulted under any Material Contract in any material respect or that any other party thereto intends to terminate such Material Contract.

3.14.                     Title; Properties.

(i)                                     Title; Personal Property.

Each of the Group Companies has good and valid title to all of its respective assets, whether tangible or intangible (including those reflected in the consolidated balance sheets, together with all assets acquired thereby since the Statement Date, but excluding those that have been disposed of since the Statement Date in accordance with this Agreement), in each case free and clear of all Liens, other than Permitted Liens. The foregoing assets collectively represent all material assets (including all rights and properties) necessary for conducting the business of each Group Company as presently conducted. Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease. Except as would not reasonably be expected to be material to any Group Company, all machinery, vehicles, equipment, and other tangible personal property owned or leased by a Group Company are (a) in good condition and repair in all material respects (reasonable wear and tear excepted) and (b) not obsolete or in need in any material respect of renewal or replacement, except for renewal or replacement in the ordinary course of business. There are no facilities, services, assets, or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

(ii)                                  Real Property.

The Real Property listed in Section 3.14(ii) of the Disclosure Schedule comprises all of the Real Property owned, occupied, or otherwise used in connection with the Businesses of the Group or in which any Group Company has an interest.

3.15.                     Intellectual Property Rights.

(i)                                     Company IP.

Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing, and sale) to all Intellectual Property (including Company Owned IP) necessary and sufficient to conduct its business as currently conducted by such Group Company (“Company IP”) without any conflict with or infringement of the rights of any other Person. Section 3.15(i) of the Disclosure Schedule sets forth a complete and accurate list of all Company Registered IP for each Group Company, including for each Company Registered IP the relevant name or description, registration or certification or application number, and filing, registration, or issue date.

(ii)                                  IP Ownership.

All Company Owned IP that is owned by the Group Companies (a) is owned by, and, to the extent such Company Owned IP is also Company Registered IP, is registered or applied for solely in the name of a Group Company, (b) is valid and subsisting, and (c) has not been abandoned and all necessary registration, maintenance, and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers, or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable, or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution, or research center was used in the development of any material Company Owned IP. No material Company Owned IP is the subject of any Lien, license, or other Contract granting rights therein to any other Person. No Company Owned IP is subject to any proceeding, outstanding Governmental Order, settlement agreement, or stipulation that (a) restricts in any manner the use, transfer, or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Owned IP. Each Founder has assigned and transferred to a Group Company any and all of his Intellectual Property related to the Business. No Group Company has (a) transferred or assigned any material Company IP, (b) authorized the joint ownership of any material Company IP, or (c) permitted the rights of any Group Company in any material Company IP to lapse or enter the public domain.

(iii)                               Infringement, Misappropriation, and Claims.

There is no claim, action, or proceeding being made or brought, or to the Knowledge of the Warrantors, being threatened, against any Group Company regarding its Intellectual Property. No Group Company has violated, infringed, or misappropriated any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. To the Knowledge of the Warrantors, no Person has violated, infringed, or misappropriated any Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Person has challenged the ownership or use of any material Company IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation, or misappropriation of any Intellectual Property by such Person.

(iv)                              Assignments and Prior IP.

All material Intellectual Property conceived by employees of a Group Company related to the business of such Group Company is currently owned exclusively by a Group Company. All employees, contractors, agents, and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title, and interest in and to such Intellectual Property, to the extent not already provided by Law. To the Knowledge of the Warrantors, it will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company.

(v)                                 Protection of IP.

Each Group Company has taken reasonable and appropriate steps to protect, maintain, and safeguard material Company IP and made all applicable filings, registrations, and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants, and independent contractors of any Group Company and all suppliers, customers, distributors, and other third parties having access to any material Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP. To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of, all such independent contractor’s or third party’s Intellectual Property in such work, material, or invention by operation of law or valid assignment.

3.16.                     Labor and Employment Matters.

(i)                                     Each Group Company has complied in all material respects with all applicable Laws related to labor or employment, including provisions thereof relating to wages, hours, working conditions, benefits, retirement, and social welfare. There is not any pending or, to the Knowledge of the Warrantors, threatened, and there has not been since the establishment of each Group Company, material Action relating to the violation or alleged violation of any applicable Laws by such Group Company related to labor or employment, including any charge or complaint filed by an employee with any Governmental Authority or any Group Company.

(ii)                                  Except for required contributions or benefit accruals for the current plan year, no Liability has been or is expected to be incurred by any Group Companies under or pursuant to any applicable Laws relating to any Benefit Plan or individual employment compensation agreement and no event, transaction, or condition has occurred or exists that would result in any such Liability to any Group Companies. Each of the Benefit Plans of the Group Companies is and has at all times been in compliance with all applicable Laws (including without limitation, SAFE Rules and Regulations, if applicable). Each Group Company is in compliance with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts.

(iii)                               There has not been, and there is not now pending or, to the Knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, work stoppage, or any unfair labor practice charge against any Group Company.

(iv)                              Schedule IV enumerates each Key Employee, along with each such individual’s title. Each such individual is currently devoting all of his or her business time to the conduct of the business of the applicable Group Company. No such individual is subject to any covenant restricting him or her from working for any Group Company. No such individual is currently working or, to the Knowledge of the Warrantors plans to work for any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person. No such individual has given any notice of intent to terminate his or her employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any such individual.

3.17.                     Environmental Compliance.

(i)                                     Each Group Company is in full compliance with all Environmental Laws, which compliance includes the possession by each Group Company of all permits and other Consents required under applicable Environmental Laws and compliance with the terms and conditions thereof. No Group Company has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee, or otherwise, that alleges that it is not in such full compliance and to the Knowledge of each Warrantor, there are no circumstances that may prevent or interfere with such full  compliance in the future.

(ii)                                  There is no Environmental Claim pending or, to the Knowledge of the Warrantors, threatened against any Group Company or any Person whose Liability for an Environmental Claim a Group Company has retained or assumed either contractually or by operation of law. There are no past or present actions, activities or circumstances, including the release, emission, discharge, or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against any Group Company or any Person whose Liability for any Environmental Claim a Group Company has retained or assumed either contractually or by operation of law.

3.18.                     Actions.

Unless otherwise disclosed under Section 3.17 of the Disclosure Schedule, there is no Action pending or, to the Knowledge of the Warrantors, threatened against or affecting any Group Company with respect to its Businesses or proposed business activities in material aspects. There is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties. No Governmental Authority has at any time challenged or questioned in writing the legal right of any Group Company to conduct in any material respect its business as presently being conducted.

3.19.                     Related Party Transactions.

Unless otherwise disclosed under Section 3.19 of the Disclosure Schedule, no Related Party (i) currently has or has had direct or indirect interests in (a) any Contract to which any Group Company is a party or by which it or its properties may be bound or affected, or (b) any Person with which any Group Company competes, is affiliated, or has a business relationship (other than the shareholding, directly or indirectly, of less than 5% of the outstanding share capital of any publicly traded company engaged in a competing business), or

(ii) is indebted to any Group Company nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, reimbursable expenses or other standard employee benefits). All transactions entered or to be entered into by any Group Company have been or will be “arm’s length” transactions.

3.20.                     Control Documents.

(i)                                     Each of the Group Companies, the Founder, and other parties to the Control Documents has the legal right, power, and authority (corporate and other) to enter into and perform its or his or her obligations under each Control Document to which it or he or she is a party and has taken all necessary corporate action (to the extent applicable) to authorize the execution, delivery, and performance of, each Control Document to which it or he is a party.

(ii)                                  The Control Documents are adequate to establish and maintain the intended Captive Structure of the Group Companies, under which (a) the WFOE Controls Beijing CHJ, Xindian Information, and their respective Subsidiaries, and (b) the financial statements of Beijing CHJ, Xindian Information, and their respective Subsidiaries can be consolidated with those of the Company and the other Subsidiaries of Companies in accordance with the Accounting Principles. No Group Company has received any written inquiries, notifications, or any other form of official correspondence from any Governmental Authority challenging or questioning the legality or enforceability of any of the Control Documents.

(iii)                               Each Control Document constitutes a valid and legally binding obligation of the parties named therein enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(iv)                              The execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (a) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its Charter Documents as in effect at the date hereof, any applicable Law, or any contract to which it is a party or by which it is bound, (b) accelerate, or constitute an event entitling any person to accelerate, the maturity of any Indebtedness or other Liability of any Group Company or to increase the rate of interest presently in effect with respect to any Indebtedness of any Group Company, or (c) result in the creation of any Lien, claim, charge, or encumbrance upon any of the properties or assets of any Group Company, except for the equity pledge as set forth in Section 3.20(iv) of the Disclosure Schedule.

(v)                                 All Consents required in connection with the Control Documents have been made or unconditionally obtained in writing as of the Closing, and no such Consent has been withdrawn or is subject to any condition precedent which has not been fulfilled or preformed.

(vi)                              Each Control Document upon execution is in full force and effect and no party to any Control Document is in material breach or default in the performance or observance of any of the terms or provisions of such Control Document as of the Closing. None of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

3.21.                     Disclosure.

No representation or warranty by the Warrantors in this Agreement and no information or materials provided by the Warrantors to the Investors in connection with the negotiation or execution of  this Agreement or any agreement contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.   Except as set forth in this Agreement or the Disclosure Schedule, there is no material fact that the Company has not disclosed to the Investors in writing. No Warrantor has entered into any side letter or side agreement or documents alike with any holders of Equity Securities of the Group Companies in connection with such holder’s subscription of Equity Securities into the Group Companies.

3.22.                     Insolvency, Winding Up, Etc.

(i)                                     None of the Group Companies has passed any resolution for its voluntary winding up nor is it subject to any winding up petition or analogous proceeding in its jurisdiction of incorporation or establishment.

(ii)                                  No order has been made or petition presented for the winding up of any Group Company or for the appointment of an administrator, liquidator, receiver, administrative receiver, or a provisional liquidator to any Group Company, and no administration order has been made in respect of any Group Company.

(iii)                               No liquidation committee, administrator, receiver, or other manager has been appointed over the whole or part of the business or assets of any Group Company.

(iv)                              None of the Group Companies is “insolvent” under any of the tests set out in the PRC Enterprise Bankruptcy Law effective as of June 1, 2007 as interpreted by the PRC Supreme People’s Court.

(v)                                 No distress, execution, or other process has been levied on any asset of any Group Company.

(vi)                              No meeting of the creditors of any Group Company has been held or is under contemplation.

3.23.                     Anti-Corruption; Anti-Money Laundering; Sanctions.

(i)                                     Each Group Company, and each of its directors, officers, employees, agents, and other Persons explicitly authorized to act on its behalf and the Founder Holding Companies and the Founders (collectively, the “Representatives”) have not violated and will not violate Compliance Laws or Sanctions Laws. Such Representatives have never offered, paid, promised to pay, or authorized the payment of any money or anything of value to any Governmental Authority (including any government department, its subordinate institution, and state-owned enterprise) or Public Official (including any government official to whom any Representative knows or ought to know that all or a portion of such money or things of value will be offered, given or promised, directly or indirectly) in a manner that would constitute a breach of applicable Compliance Laws and for the purpose of (a) influencing any act or decision of Public Officials in their official capacity, (b) inducing Public Officials to act or omit to act in violation of lawful duties, (c) securing any improper advantage, (d) inducing Public Officials to influence or affect any act or decision of any Governmental Authority, or (e) assisting any Representative in obtaining or retaining business, or directing business to any Representative; and the Representatives have never violated and will not violate the principle of fair competition, by offering or taking property or other interests to obtain business opportunities or other improper benefits, such as making payments or paying anything of value to existing or potential business partners (“Business Partners”), in order to impose undue influence on Business Partners or to obtain inappropriate commercial advantage. For the avoidance of doubt, the Business Partners may include Governmental Authorities, non-government customers, suppliers or distributors, or owners, directors, managers, or other employees of foregoing.

(ii)                                  The Warrantors have maintained, and will continue to maintain, complete and accurate books and records and effective internal controls in accordance, and to ensure compliance, with Compliance Laws and generally accepted accounting principles.

(iii)                               No Warrantor is a Sanctioned Person or beneficially owns any interest in a Sanctioned Person, nor does any Sanctioned Person or group of Sanctioned Persons beneficially own any interest in any Warrantor.

(iv)                              For the purposes of this Section 3.23, “Compliance Laws” means all anti-bribery or anti-corruption, anti-money laundering, record keeping, and internal control related laws or regulations that are applicable to the business and transactions of the Group Companies, including laws and regulations relating to anti-corruption, anti-commercial bribery, and anti-unfair competition in China, the U.S. Foreign Corrupt Practice Act of 1977, and applicable anti-bribery and anti-corruption laws of other countries. “Public Officials” means (a) officers, employees, and other Persons (regardless of seniority) working in an official capacity on behalf of any branch of a government (including legislative, administrative, judicial, military, or public education departments) at any level (including county and municipal level, provincial level, or central level), or any department or agency thereof, (b) political party officials and candidates for political office, (c) directors, officers, and employees of state-owned, state-controlled, or state-operated enterprises, (d) officers, employees, and other persons working in an official capacity on behalf of any public international organization (regardless of seniority), such as the United Nations or the World Bank, (e) director, officer, employee, or agent of a wholly or partially state-owned or state-controlled enterprise, including a PRC state-owned or controlled enterprise, or (f) close relatives (including parents, children, spouse, and parents-in-law), close friends, and business partners of persons identified above. “Sanctioned Person” means any Person with whom dealings are restricted or prohibited under the Sanctions Laws of the United States of America, the United Kingdom, the European Union, or the United Nations, including: (a) any Person identified in any list of sanctioned Persons maintained by (1) the United States Department of Treasury, Office of Foreign Assets Control, the United States Department of Commerce, Bureau of Industry and Security, or the United States Department of State, (2) HM Treasury of the United Kingdom, (3) any committee of the United Nations Security Council, or (4) the European Union, (b) any Person located, organized, or resident in, or a Governmental Authority or government instrumentality of, any sanctioned country, and (c) any Person directly or indirectly owned or controlled by, or acting for the benefit or on behalf of, a Person described in (a) or (b) of this definition. “Sanctions Laws” means all laws concerning embargoes, economic sanctions, export restrictions, the ability to make or receive international payments, the ability to engage in international transactions, or the ability to take an ownership interest in assets located in a foreign country, including all laws adopted by the relevant jurisdiction’s Governmental Authorities relating to the same or similar subject matter as the following U.S. statutes and regulations: the Export Administration Regulations, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the Arms Export Control Act, the International Traffic in Arms Regulations, the Iran Sanctions Act of 1996 (as amended), the Iran, North Korea and Syria Nonproliferation Act, and the regulations and executive orders issued pursuant thereto (including the embargoes and restrictions administered by the U.S. Department of the Treasury, the U.S. Department of Commerce, or the U.S. Department of State).

4.                                     Representations and Warranties of the Series D Investor.

Each Series D Investor hereby represents and warrants to the Group Companies with respect to itself that:

4.1.                            Organization, Good Standing, and Qualification.

Such Series D Investor is duly organized, validly existing, and in good standing (to the extent applicable) under, and by virtue of, the Laws of the place of its incorporation or establishment. It has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business in each jurisdiction in which it operates business and where the failure to so qualify would have a Material Adverse Effect. Such Series D Investor is not in receivership or liquidation; no steps have been taken to enter into liquidation; and no petition has been presented for winding up the Series D Investor.

4.2.                            Authorization.

Such Series D Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All actions on the part of such Series D Investor necessary for the authorization, execution, delivery, and performance of the Transaction Documents to which it is a party, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Series D Investor (to the extent such Series D Investor is a party) enforceable against such Series D Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3.                            Consents; No Conflicts.

All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery, and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of such Series D Investor, have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery, and performance of each Transaction Document by such Series D Investor do not, and the consummation by such Series D Investor of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, any Charter Documents of such Series D Investor, any provision of any Laws or Governmental Order or any Contract, (ii) require the consent, notice, or other action by such Series D Investor under any Charter Documents of such Series D Investor, any provision of any Laws or Governmental Order or any Contract, (iii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, such Series D Investor (including without limitation, any indebtedness of such Series D Investor).

4.4.                            Purchase for Own Account.

Such Series D Investor is acquiring the Purchased Shares for its own account, not as a nominee or agent, and not with a view towards, or for offer or resale in connection with, the public sale or public distribution thereof. By executing this Agreement, such Series D Investor further represents that it does not have any Contract with any person to sell, transfer, or grant participations to any Person, with respect to any of the Purchased Shares.

4.5.                            Investment Experience.

Such Series D Investor acknowledges that it is able to fend for itself, can bear the economic risks of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

4.6.                            Status of Investor.

Such Series D Investor is (i) not a U.S. person within the meaning of Rule 902 of Regulation S under the Securities Act or purchasing the Purchased Shares outside the United States in compliance with Regulation S under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

4.7.                            Restricted Securities.

Such Series D Investor understands that the Purchased Shares it is purchasing are characterized as “restricted securities” under U.S. federal securities laws as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.8.                            Legend.

It is understood that the certificates evidencing the Purchased Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR A VALID EXEMPTION THEREFROM.”

5.                                     Conditions of Each Series D Investor’s Obligations at the Closing.

The obligations of each Series D Investor to consummate the Closing under Section 2.2 are subject to the fulfillment, to the satisfaction of such Series D Investor on or prior to the Closing, or waiver by such Series D Investor, of the following conditions:

5.1.                            Representations and Warranties.

Each of the representations and warranties of the Warrantors contained in Section 3  (i) that are not qualified by “material,” “materially,” “Material Adverse Effect,” or similar qualifications shall have been true and complete in all material respects when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, (ii) that are qualified by “material,” “materially,” “Material Adverse Effect,” or similar qualifications shall have been true and complete in all respects when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, such representations and warranties will have been true and complete as of such particular date.

5.2.                            Performance.

Each of the Parties (other than such Series D Investor) shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

5.3.                            Authorizations.

All Consents of any competent Governmental Authority or of any other Person that are required to be obtained by any of the Parties (other than such Series D Investor) in connection with the consummation of the transactions contemplated by the Transaction Documents shall have been duly obtained and effective as of the Closing, and evidence thereof shall have been delivered to such Series D Investor.

5.4.                            Proceedings and Documents.

All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto (including without limitation those related to the lawful issuance and sale of the Purchased Shares), including without limitation written approval from all of the then current holders of equity interests of each Group Company (including without limitation any waivers of notice requirements, right of first refusal, pre-emptive rights, put or call rights, and the like, in connection with the issuance and sale of the Purchased Shares), as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby (including without limitation the necessary board and shareholder approvals of each Group Company), shall have been obtained, completed and effective in form and substance reasonably satisfactory to such Series D Investor, and such Series D Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.5.                            Transaction Documents.

Each of the parties to the Transaction Documents, other than such Series D Investor, shall have executed and delivered to such Series D Investor the Transaction Documents to which it is a party.

5.6.                            No Material Adverse Effect.

Since the Statement Date, there shall not have occurred prior to the Closing any event or transaction which is reasonably likely to have a Material Adverse Effect on the Group Companies taken as a whole, or on the ability of the Group Companies, the Founders or the Founder Holding Companies to consummate the transactions contemplated in this Agreement.

5.7.                            Closing Certificate.

The chief executive officer of the Company shall have executed and delivered to each Series D Investor at the Closing a certificate dated as of the Closing stating that the conditions specified in Sections 5.1, 5.2, 5.3, 5.4,5.6, 5.8, and 5.9 have been fulfilled as of the Closing on behalf of the Warrantors.

5.8.                            Memorandum and Articles.

The Memorandum and Articles shall have been duly adopted by all necessary action of the Board and the shareholders of the Company.

5.9.                            No Litigation.

No Action shall have been instituted (or, in relation to Actions that could have a Material Adverse Effect on the Group Companies, threatened) against any of the Group Companies, the Founders, or the Founder Holding Companies seeking to enjoin, challenge the validity of, or assert any Liability against any of them on account of, any transactions contemplated by this Agreement or any other Transaction Document.

5.10.                     Legal Opinion.

The Company shall have delivered to Series D Investors an opinion as to the laws of the Cayman Islands dated as of the date of the Closing addressed to the Series D Investors in form and substance satisfactory to each Series D Investor, and an opinion as to the laws of China dated as of the date of the Closing addressed to the Series D Investors in form and substance satisfactory to each Series D Investor.

5.11.                     Key Employees and Relevant Agreements.

Each of the Key Employees shall have entered into employment agreement, confidentiality agreement, IP allocation agreement, and non-competition agreement with applicable Group Companies with terms and conditions in form and substance satisfactory to such Series D Investor.

5.12.                     Other Deliveries.

The Company shall have delivered to such Series D Investor a certificate of good standing issued by the Registrar of the Companies of the Cayman Islands dated within thirty (30) days prior to the Closing in relation to the Company.

6.                                     Conditions of the Company’s Obligations at Closing.

The obligations of the Company to consummate the Closing under Section 2.2 of this Agreement in respect to each Series D Investor, unless otherwise waived in writing by the

Company, are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

6.1.                            Representations and Warranties.

The representations and warranties of  each Series D Investor contained in Section 4 shall have been true and complete in all material respects when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing, except for those representations and warranties that address matters only as of a particular date, such representations will have been true and complete as of such particular date.

6.2.                            Performance.

Each Series D Investor shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement and other Transaction Documents that are required to be performed or complied with by such Series D Investor on or before the Closing.

6.3.                            Execution of the Transaction Documents.

Each Series D Investor shall have executed and delivered to the Company the Transaction Documents to which it is a party.

7.                                     Post-Closing Covenants.

7.1.                            Filing of the Memorandum and Articles.

The Company shall file the Memorandum and Articles with the appropriate Governmental Authority(ies) of the Cayman Islands within fifteen (15) days after the Closing.

7.2.                            Conversion.

The Company shall reserve at all times sufficient authorized Class A Ordinary Shares for the issuance of Conversion Shares. If the number of authorized Class A Ordinary Shares reserved for issuance of the Conversion Shares is insufficient, the Founder Holding Companies and the Founders shall promptly take all actions necessary to cause the Company to authorize such additional Class A Ordinary Shares for issuance of the Conversion Shares.

7.3.                           Perfection of Equity Pledge.

As soon as reasonably practicable after the Closing, the pledge of 100% equity interest in the Beijing CHJ to the WFOE shall be completed to register at the local counterparts of the SAMQS.  A copy of the notice of registration with respect to the equity pledge issued by such local counterparts of the SAMQS shall be delivered to each Series D Investor.

7.4.                            Captive Structure and Control Documents.

Each of the Warrantors covenants to take, or cause to be taken, all actions necessary or desirable to (i) maintain the validity and enforceability of all present and future Captive Structure and other contractual arrangements among the Group Companies, including the WFOE’s Control of Beijing CHJ, Xindian Information, and their Subsidiaries, through the applicable Control Documents or other equivalent documents, and (ii) ensure each entity carrying on any business of the Group through a Captive Structure is a direct or indirect wholly-owned subsidiary of Beijing CHJ or Xindian Information, or Controlled by the Company through documents giving the equivalent level of control as the Company has over Beijing CHJ or Xindian Information under the respective Control Documents.

7.5.                            Compliance with Law.

Each of the Group Companies shall, and the Founder Holding Companies and the Founders shall cause each of the Group Companies to, comply with all applicable Laws in material aspects, including but not limited to applicable PRC Laws relating to electric passenger vehicles, vehicle sharing, second-hand vehicle trading, mobility services, battery-pack solutions, compulsory product certification, automobile research and development, design, manufacture, sales, repair and maintenance, product liability, consumer right protection, land, construction engineering, environment protection and work safety, fire protection, telecom, internet, finance, Software, Intellectual Property, anti-monopoly, labor, social welfare and benefits, foreign exchange, foreign investments, corporate registration and filing, state-owned asset management, education and training, import and export, customs administration and taxation, data and personal information protection, and applicable laws regarding anti-corruption and anti-money laundering, and obtain, make and maintain in effect, and renew all Consents from the relevant Governmental Authority or other Person required, including but not limited to Consents regarding the aforementioned subject Laws. The Group Companies shall use their best commercial efforts to protect the Group’s Intellectual Property at all times.

7.6.                            Financial and Accounting Compliance.

At all times, each Group Company shall (i) maintain its accounts independently from the accounts of any shareholder, employee, director, or officer of any Group Company or any other Person, and (ii) not commingle any corporate assets with the personal assets, or divert any corporate funds into the personal bank accounts, of any shareholder, employee, director, or officer of any Group Company or any other Person. Without limiting the generality of the foregoing, each Group Company shall cease to provide funds to shareholders for the purpose of supporting any Group Company’s operation or for any other purpose.

7.7.                            Intellectual Property Protection.

The Warrantors shall cause the Group Companies, to implement and maintain an Intellectual Property protection system, and to take all reasonable steps to protect, their respective Intellectual Property rights, including registering their respective trademarks (including all trademarks which are frequently used or otherwise material to the Group’s business), brand names, domain names, patents, copyrights, Software, and self-developed mobile applications with the competent Governmental Authorities in a timely manner.

7.8.                            Construction Engineering.

Each Warrantor shall cause the applicable Group Company to obtain the Consents required for each construction engineering of the PRC Companies, including without limitation, the Construction Land Planning Permit (建设用地规划许可证), Construction Engineering Planning Permit (建设工程规划许可证), Construction Engineering Construction Permit (建筑工程施工许可证), Environmental Impact Appraisal Document (环境影响评价

文件), Pollutant Discharge Permit (排污许可证), Sewage Drainage Permit (排水许可证), as soon as practicable but in no event later than the time limit required by the applicable Laws or the competent Governmental Authority.

7.9.                           Covenant on Tax Basis.

The Company shall make its best endeavors to, and the Founder Holding Companies and the Founders shall cause the Company to make its best endeavors to, inject all the Purchase Price paid by each Series D Investor for its investment in the Group Companies into the registered capital of the WFOE or any other Subsidiary of HK Subsidiary incorporated in the PRC by means of equity capital injection, provided however that, the Company shall not be required to inject all the Purchase Price paid by such Series D Investor into the registered capital of the WFOE or any other Subsidiary wholly-owned by the HK Subsidiary incorporated in the PRC if approved by the Board.  Each of the Warrantors hereby agrees and covenants, that in the event of a subsequent sale of Equity Securities of the Company by such Series D Investor, such Warrantor shall make its best endeavors to minimize the losses of such Series D Investor in connection with its tax basis for income taxes, capital gains taxes and similar taxes (if any) in relation to such equity sale.

8.                                     Confidentiality.

8.1.                            Disclosure of Terms.

The Group Companies, the Founders, and the Founder Holding Companies acknowledge that the terms and conditions (collectively, the “Financing Terms”) of this Agreement and the other Transaction Documents, and all exhibits, restatements, and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by any of them to any third party except in accordance with the provisions of this Agreement and to the extent that it is required to be disclosed by applicable Laws, by any rule of a listing authority or stock exchange on which the Equity Securities of the Company are listed or traded, or by any Government Authority with relevant powers to which any party is subject or submits, unless otherwise with prior written consent of the Series D Investors. Each of the Group Companies, the Founder, and the Founder Holding Companies is under an obligation to procure that each Group Company for the time being complies with this provision.

8.2.                            Press Releases.

None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of the other parties, provided that Meituan or its Affiliates may disclose the existence of the transaction contemplated in the Transaction Documents or the Financing Terms in a press release or make other public announcement after LI Xiang has reviewed and agreed to the contents of such press release or public announcement.

8.3.                            Legally Compelled Disclosure.

In the event that the Company is requested or becomes legally compelled under any applicable Laws (including without limitation pursuant to securities laws and regulations or the listing rules of any applicable stock exchange) to disclose the existence of any of the Transaction Documents or Financing Terms hereof in contravention of the provisions of this

Agreement, the Company shall provide each Series D Investor with prompt written notice of that fact before such disclosure and shall use its best efforts to fully cooperate with such Series D Investor, to seek a protective order, confidential treatment, or other appropriate remedy with respect to the disclosure, in each case except for any filing with the U.S. Securities and Exchange Commission. In such event, to the extent permitted by Laws and the relevant Governmental Authorities, the Company shall furnish for disclosure only that portion of the information that is legally required or requested by such Governmental Authorities and shall exercise its commercially reasonable efforts to obtain reliable assurance, at such Series D Investor’ costs, that confidential treatment will be accorded to such information to the extent reasonably requested by the Series D Investors and to the maximum extent possible under the applicable Laws. The Company shall provide the Series D Investors with drafts of any documents, press releases, or other filings in which the Company is required to disclose this Agreement, the other Transaction Documents, the Financing Terms or any other confidential information subject to the terms of this Agreement at least five (5) Business Days prior to the filing or disclosure thereof, and that it will make any changes to such materials as requested by the Series D Investors to the extent permitted by applicable Laws or any rules and regulations of the U.S. Securities and Exchange Commission or other relevant applicable securities exchange or securities regulatory body. The Company will not file this Agreement or other Transaction Documents with any Governmental Authority, or disclose the identity of the Series D Investors or any other Financing Terms in any filing, except as permitted above.

9.                                     Termination.

9.1.                            Termination of Agreement.

With respect to the transactions contemplated hereunder between the Company and each Series D Investor, this Agreement may be terminated solely with respect to the rights and obligations of such Series D Investor hereunder prior to the Closing (i) by written consent of the Company and such Series D Investor, (ii) by such Series D Investor, by written notice of such Series D Investor to the Company if there has been a material misrepresentation or material breach of representation and warranty, covenant, or agreement in this Agreement by a Warrantor and such breach, if curable, has not been cured within fourteen (14) days of such notice, (iii) by either the Company or such Series D Investor if, due to change of applicable Laws, the consummation of the transactions contemplated hereunder would become prohibited under applicable Laws.

9.2.                            Effect of Termination.

If this Agreement is terminated pursuant to the provision of Section 9.1, this Agreement shall be of no further force and effect between such Series D Investor and the other Parties and such termination shall be without Liability to any Party, except for those that expressly survive the termination of this Agreement in accordance with the provisions of Section 10, Section 11.3 and Section 11.4, provided that no Party shall be relieved of any Liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

10.                              Indemnity.

10.1.                     Survival.

The representations and warranties of the Warrantors in this Agreement (other than the Fundamental Representations) shall survive the Closing until the end of a period of one (1) year after the Closing. The Fundamental Representations shall survive until the expiration of their respective statute of limitation under the applicable laws. The covenants and agreements of the Warrantors and each Series D Investor set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements that shall be complied with or discharged prior to the Closing in accordance with the terms of this Agreement.

10.2.                     Indemnity.

(i)                                     Subject to Section 10.1 and Section 10.5 below, each of the Warrantors covenants and agrees jointly and severally to indemnify and hold harmless each Series D Investor, its Affiliates, and its and their respective employees, officers, directors, and assigns (collectively, the “Investor Indemnified Parties”), from and against any and all Indemnifiable Losses suffered by such Investor Indemnified Parties, as incurred, insofar as such Indemnifiable Losses arise out of or are based upon: (a) any material inaccuracy in or material breach of any representation or warranty, covenant, or agreement made by the Warrantors in this Agreement or any other Transaction Documents and (b) the failure of any of the Warrantors to perform or comply with any covenant, agreement, or other provision contained in this Agreement or any other Transaction Documents. The rights set forth in this Section 10.2(i) shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

(ii)                                  Each Series D Investor shall indemnify and hold harmless each Warrantor and its Affiliates (collectively, the “Warrantor Indemnified Parties”) against any Indemnifiable Losses actually suffered by such Warrantor Indemnified Party arising out of (a) any material inaccuracy in or material breach of any representation, warranty, covenant, or agreement made by such Series D Investor in this Agreement, and (b) the failure of such Series D Investor to perform or comply with any covenant, agreement, or other provision contained in this Agreement.

10.3.                     Specific Indemnity.

Without limiting the generality of the foregoing, and notwithstanding anything to contrary herein or in the Disclosure Schedule, the Warrantors shall also, jointly and severally, indemnify each Investor Indemnified Party against any and all Indemnifiable Losses incurred by such Investor Indemnified Party as a result of or in connection with any of the matters as follows:

(i)                                    any failure by any Group Company to pay any Tax which it is liable to pay (including withholding and paying on behalf of another, any penalties, fines or interest in connection with Tax) occurring on and before the Closing;

(ii)                                 any expense, loss, fines, penalties and late fees incurred arising from or in connection with any Group Company’s failure to pay any housing fund or Social Insurance in accordance with any Applicable Laws occurring on and before the Closing;

(iii)                              any violation, infringement or misappropriation of any Intellectual Properties of any other Person by any Group Company, or by any other Warrantor occurring on and before the Closing;

(iv)                             any Action against Chongqing Xinfan Machinery Equipment Co., Ltd. (重庆新帆机械设备有限公司) that is pending on and before the Closing.

10.4.                     Prompt Notice.

Any Party seeking indemnification under this Section 10 (the “Indemnified Party”) shall notify the Party from whom indemnification is being sought (the “Indemnifying Party”) in writing of any Action against such Indemnified Party in respect of which any Indemnifying Party is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge of the commencement thereof. Such notice shall set forth in reasonable details such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify an Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder to the extent such failure shall have adversely prejudiced such Indemnifying Party.

10.5.                     Other Restrictions.

Notwithstanding anything to the contrary in any of the Transaction Documents, the indemnities provided by the Warrantors to an Investor Indemnified Party hereunder or elsewhere in the Transaction Documents (an “Indemnity” or the “Indemnities”) will be subject to each of the followings:

(i)                                     with respect to the Investor Indemnified Parties, the recovery for all Indemnifiable Losses in aggregate shall be limited to the amount equal to the Purchase Price; and

(ii)                                  the Warrantors shall not be liable under this Section 10 to any Investor Indemnified Party in respect of any Series D Investor if the aggregate Indemnifiable Loss suffered or incurred by such Series D Investor is less than US$3,000,000 (the “Basket”), provided that if the aggregate Indemnifiable Loss suffered or incurred by such Series D Investor is equal to or greater than the forgoing Basket, the Warrantors shall be obligated to indemnify, defend, hold harmless, pay, and reimburse for the entire amount of the Indemnifiable Losses from the first dollar (not just the amount in excess over the Basket).

11.                              Miscellaneous.

11.1.                     Further Assurances.

Upon the terms and subject to the conditions herein, each of the Parties agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

11.2.                     Successors and Assigns.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights of each Series D Investor hereunder can be assigned (together with the related obligations) to its Affiliates, provided that such Series D Investor shall notify the Company of such assignment with reasonable prior written notice and that such Affiliates shall not be Competitors. This Agreement and the rights and obligations herein may not be assigned by any of the Parties (other than the Series D Investors) without the prior written consent of the Series D Investors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided for in this Agreement.

11.3.                     Governing Law.

This Agreement shall be governed by and construed under the Laws of Hong Kong, without giving effect to any choice or conflict of Law provision or rule thereof.

11.4.                     Dispute Resolution.

(i)                                     Negotiation between Parties; Mediations.  The Parties agree to negotiate in good faith to resolve any dispute, controversy, or claim (each, a “Dispute”) between them regarding this Agreement. If the negotiations do not resolve the Dispute to the reasonable satisfaction of the Parties, then each Party that is not a natural person shall nominate one authorized senior officer as its representative. The Parties or their representatives, as the case may be, shall, within fourteen (14) days of a written request by any Party to call such a meeting, meet in person and alone (except for one assistant for each Party) and shall attempt in good faith to resolve the Dispute. If the Dispute cannot be resolved by such representative in such meeting, the Parties agree that they shall, if requested in writing by any Party, meet within thirty (30) days after such written notification for one day with an impartial mediator and consider dispute resolution alternatives other than formal arbitration. If an alternative method of dispute resolution is not agreed upon within thirty (30) days after the one day mediation, either Party may begin formal arbitration proceedings to be conducted in accordance with Section 11.4(ii) below.

(ii)                                  In the event the Parties are unable to settle a Dispute between them regarding this Agreement in accordance with subsection (i) above, such Dispute shall be referred to and finally settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force in accordance with the HKIAC Rules. There shall be three (3) arbitrators. The complainant and the respondent to such Dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(iii)                                The arbitral proceedings shall be conducted in both English and Chinese. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 11.4, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 11.4 shall prevail.

(iv)                              The award of the arbitral tribunal shall be final and binding upon the parties thereto. The prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(v)                                 The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vi)                              Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii)                           During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

11.5.                     Notices.

Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, or electronic mail to the address of the relevant Party as shown on Schedule VI (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 11.5). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying, and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

11.6.                     Rights Cumulative; Specific Performance.

Unless otherwise provided herein, each and all of the various rights, powers, and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers, and remedies that such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power, or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power, or remedy available to such Party. Without limiting the foregoing, the Parties acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

11.7.                     Finder’s Fee.

Each Series D Investor agrees to indemnify and to hold harmless the Warrantors from any Liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such Liability or asserted Liability) for which such Series D Investor or any of its officers, partners, employees, or representatives is responsible. Each of the Warrantors agrees, jointly and severally, to indemnify and hold harmless each Series D Investor from any Liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such Liability or asserted Liability) for which the Company or any of its officers, employees, or representatives is responsible.

11.8.                     Fees and Expenses.

If the Closing occurs pursuant to this Agreement or the Closing fails to occur due to reasons not attributable to the Series D Investors, the Company shall pay or reimburse all reasonable legal expenses incurred by the Series D Investors in connection with the transactions contemplated by the Transaction Documents.

11.9.                     Severability.

This Agreement shall to the greatest extent possible be interpreted in such a manner as to comply with Laws, but if any provision hereof is, notwithstanding such interpretation, determined to be or become invalid or unenforceable or if there is an omission, the remaining provisions of this Agreement shall be binding upon the Parties. The Parties agree to replace any such invalid or unenforceable provision by a valid or enforceable one that comes as close as possible to the original purpose and intent of the invalid or unenforceable provision. In the event of an omission of a provision, the Parties shall enter into a written supplementary agreement which corresponds with the intention and purposes of what would have been agreed if the matter had been considered at the outset.

11.10.              Amendments and Waivers.

Any term of this Agreement may be amended, only with the written consent of each of (i) the Company and (ii) the Series D Investors, except where any term of this Agreement concerns the information only of a particular Series D Investor, such term may be amended with the written notice of the Company and such Series D Investor. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties.  Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought.

11.11.              No Waiver.

Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power, or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power, or remedy at any other time or times.

11.12.              Delays or Omissions.

No delay or omission to exercise any right, power, or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

11.13.              No Presumption.

The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission, or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

11.14.              Headings and Subtitles; Interpretation.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise:  (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to,” (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall,” “will,” and “agrees,” are mandatory, and the term “may” is permissive; (vii) the term “day” shall mean calendar day, and “month” shall mean calendar month, (viii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ix) all references in this Agreement to designated Schedules, Exhibits, and Appendices are to the Schedules, Exhibits, and Appendices attached to this Agreement, (x) the phrase “directly or indirectly” shall mean directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to Laws shall be construed as references to such Laws as the same may be amended, supplemented, or novated from time to time, (xii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xiv) references to this Agreement, any other Transaction Documents, and any other document shall be construed as references to such document as the same may be amended, supplemented, or novated from time to time, (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of China (and each shall be deemed to include reference to the equivalent amount in other currencies), and (xvi) when calculating the period of time before which, within which or following which any act is to be done or step is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

11.15.              Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.16.              Entire Agreement.

This Agreement and the other Transaction Documents, together with all Schedules and Exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof, provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:	Leading Ideal Inc.

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Chairman and Chief Executive Officer

HK SUBSIDIARY:	Leading Ideal HK Limited

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Director

WFOE:	Beijing Co Wheels Technology Co., Ltd.

(北京罗克维尔斯科技有限公司)

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Legal Representative

BEIJING SALES WFOE:	Beijing Leading Automobile Sales Co., Ltd.

(北京励鼎汽车销售有限公司)

	By:	/s/ Jie Liu
	Name:	Jie Liu
	Title:	Legal Representative

XIAMEN WFOE:	Liding (Xiamen) Private Equity Investment Co., Ltd.

(励顶（厦门）股权投资有限公司)

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Legal Representative

[Signature Page to Series D Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

BEIJING CHJ:	Beijing CHJ Information Technology Co., Ltd.

(北京车和家信息技术有限公司)

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Legal Representative

XINDIAN INFORMATION:	Beijing Xindian Transport Information Technology Co., Ltd.

(北京心电出行信息技术有限公司)

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Legal Representative

JIANGSU CHJ:	Jiangsu CHJ Automobile Co., Ltd.

(江苏车和家汽车有限公司)

	By:	/s/ Yanan Shen
	Name:	Yanan Shen (沈亚楠)
	Title:	Legal Representative

BEIJING CHELIXING:	Beijing Chelixing Information Technology Co., Ltd.

(北京车励行信息技术有限公司)

	By:	/s/ Xiang Li
	Name:	Xiang Li
	Title:	Legal Representative

JIANGSU XINDIAN:	Jiangsu Xindian Interactive Sales and Services Co., Ltd.

(江苏心电互动汽车销售服务有限公司)

	By:	/s/ Jie Liu
	Name:	Jie Liu
	Title:	Legal Representative

[Signature Page to Series D Preferred Share Purchase Agreement]

[Signature Page to Series D Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

CHONGQING LEADING:	Chongqing Leading Ideal Automobile Co., Ltd.

(重庆理想汽车有限公司)

	By:	/s/ Yanan Shen
	Name:	Yanan Shen
	Title:	Legal Representative

JIANGSU ZHIXING:	Jiangsu Zhixing Financial Leasing Co., Ltd.

(江苏智行融资租赁有限公司)

	By:	/s/ Tie Li
	Name:	Tie Li (李铁)
	Title:	Legal Representative

JIANGSU XITONG:	Jiangsu Xitong Machinery Co., Ltd.

(江苏希通机械设备有限公司)

	By:	/s/ Yanan Shen
	Name:	Yanan Shen
	Title:	Legal Representative

[Signature Page to Series D Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

FOUNDERS:	Xiang Li (李想)

	By:	/s/ Xiang Li

Yanan Shen (沈亚楠)

	By:	/s/ Yanan Shen

FOUNDER HOLDING COMPANIES:	Amp Lee Ltd.

	By:	/s/ Xiang Li
	Name:	Xiang Li (李想)
	Title:	Director

Da Gate Limited

	By:	/s/ Yanan Shen
	Name:	Yanan Shen (沈亚楠)
	Title:	Director

[Signature Page to Series D Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES D INVESTOR:

Inspired Elite Investments Limited

By:	/s/ Shaohui Chen
Name:	Shaohui Chen
Title:	Director

[Signature Page to Series D Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

SERIES D INVESTOR:

Kevin Sunny Holding Limited

By:	/s/ Huiwen Wang
Name:	Huiwen Wang
Title:	Director

[Signature Page to Series D Preferred Share Purchase Agreement]

SCHEDULE I

LIST OF FOUNDER HOLDING COMPANIES

Founder Holding Companies	Holders	Percentage	Number of shares
Amp Lee Ltd.	Xiang Li (李想)	100%	1
Da Gate Limited	Yanan Shen (沈亚楠)	100%	1

LIST OF FOUNDERS

Founders	ID Card Number/Passport
Xiang Li (李想)	****
Yanan Shen (沈亚楠)	****

SCHEDULE I

SCHEDULE II

INVESTOR

Name	Purchased Shares	Number of Purchased Shares	Purchase Price
Inspired Elite Investments Limited	Series D Preferred Shares	212,816,737	US$500,000,000
Kevin Sunny Holding Limited	Series D Preferred Shares	7,576,722	US$20,000,000
Total		220,393,458	US$520,000,000

SCHEDULE II

SCHEDULE III

CAPITALIZATION TABLE

Part A: Immediately Prior to the Closing (on a fully-diluted and as-converted basis)

Shareholder	Type of Shares	Number of Shares
Amp Lee Ltd.	Class B Ordinary Shares	240,000,000
	Series Pre-A Preferred Shares	10,000,000
	Series A-3 Preferred Shares	9,085,295
	Series B-1 Preferred Shares	7,629,770
	Series B-2 Preferred Shares	13,820,511
	Series B-3 Preferred Shares	21,191,686
	Series C Preferred Shares	42,719,736
Da Gate Limited	Class A Ordinary Shares	15,000,000
ESOP	Class A Ordinary Shares	141,083,452
Sea Wave Overseas Limited	Series Pre-A Preferred Shares	10,000,000
	Series A-1 Preferred Shares	2,986,364
	Series A-2 Preferred Shares	623,958
	Series B-1 Preferred Shares	762,977
Rainbow Six Limited	Series Pre-A Preferred Shares	7,500,000
	Series A-1 Preferred Shares	11,945,455
	Series A-2 Preferred Shares	4,898,675
	Series A-3 Preferred Shares	10,775,583
	Series B-1 Preferred Shares	15,259,540
	Series B-2 Preferred Shares	7,063,895
	Series B-3 Preferred Shares	7,063,895
	Series C Preferred Shares	22,471,917
Fresh Drive Limited	Series Pre-A Preferred Shares	7,500,000
Angel Like Limited	Series A-1 Preferred Shares	1,659,091
	Series A-2 Preferred Shares	1,267,716
	Series B-3 Preferred Shares	1,412,779
	Series C Preferred Shares	2,698,309
Striver Holdings Ltd.	Series A-2 Preferred Shares	12,677,156
	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	13,191,908
Light Room Limited	Series A-3 Preferred Shares	1,690,287
Wisdom Haoxin Limited	Series A-3 Preferred Shares	1,056,430
	Series B-1 Preferred Shares	762,977
Hybrid Innovation Limited	Series B-2 Preferred Shares	84,767
RUNNING GOAL LIMITED	Series Pre-A Preferred Shares	3,000,000
Zhejiang Leo (Hongkong) Limited	Series A-1 Preferred Shares	58,068,182
	Series A-3 Preferred Shares	10,564,297
Roydswell Noble Limited	Series A-1 Preferred Shares	1,659,091
East Jump Management Limited	Series B-1 Preferred Shares	11,444,655

SCHEDULE III

Future Capital Discovery Fund II, L.P.	Series Pre-A Preferred Shares	9,000,000
	Series B-1 Preferred Shares	381,488
	Series B-2 Preferred Shares	882,987
	Series B-3 Preferred Shares	1,199,820
	Series C Preferred Shares	189,215
Future Capital Discovery Fund I, L.P.	Series Pre-A Preferred Shares	3,000,000
	Series B-3 Preferred Shares	719,892
	Series C Preferred Shares	1,170,043
Cango Inc.	Series B-2 Preferred Shares	7,063,895
	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	18,002,727
GZ Limited	Series B-1 Preferred Shares	9,918,701
	Series B-2 Preferred Shares	1,458,694
BRV Aster Fund II, L.P.	Series B-3 Preferred Shares	4,729,772
	Series C Preferred Shares	3,387,183
BRV Aster Opportunity Fund I, L.P.	Series B-3 Preferred Shares	3,783,818
	Series C Preferred Shares	596,718
Unicorn Partners II Investments Ltd.	Series B-3 Preferred Shares	1,439,784
	Series C Preferred Shares	1,283,572
Zijin Global Inc.	Series A-2 Preferred Shares	21,551,166
	Series C Preferred Shares	105,115,219
Bytedance (HK) Limited	Series C Preferred Shares	13,470,553
Raffles Fund SPC - GX Alternative SP	Series C Preferred Shares	1,347,055
Lais Science and Technology Ltd.	Series C Preferred Shares	1,302,154
West Mountain Pond Limited	Series C Preferred Shares	898,037
Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership) (厦门源加创业投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	33,181,818
	Series A-3 Preferred Shares	2,746,717
	Series B-1 Preferred Shares	7,629,770
Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	16,590,909
	Series A-2 Preferred Shares	6,338,578
	Series A-1 Preferred Shares	1,659,091

Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership) (嘉兴自知一号股权投资合伙企业（有限合伙）)	Series A-3 Preferred Shares	2,112,859
	Series B-1 Preferred Shares	762,977
	Series B-3 Preferred Shares	706,390
	Series C Preferred Shares	111,400
Ningbo Meihuamingshi Investment Partnership (Limited Partnership) (宁波梅花明世投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	1,659,091
Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) (杭州上壹嘉乘投资管理合伙企业（有限合伙）)	Series A-2 Preferred Shares	21,551,165
Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership) (上海景衡企业管理咨询合伙企业（有限合伙）)	Series A-2 Preferred Shares	12,677,156
	Series A-3 Preferred Shares	3,169,289
Tianjin Lanchixinhe Investment Centre (Limited Partnership) (天津蓝驰新禾投资中心（有限合伙）)	Series A-2 Preferred Shares	12,677,156
	Series A-3 Preferred Shares	2,112,859
	Series B-1 Preferred Shares	3,051,908
Ningbo Meishan Bonded Port Area Zhongka Investment Management	Series A-2 Preferred Shares	3,803,147
	Series A-3 Preferred Shares	7,395,008

Partnership (Limited Partnership) (宁波梅山保税港区众咖投资管理合伙企业（有限合伙）)
Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区熙茂股权投资合伙企业（有限合伙）)	Series A-2 Preferred Shares	27,889,744
Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区泓展股权投资合伙企业（有限合伙）)	Series A-3 Preferred Shares	4,225,719
	Series B-2 Preferred Shares	3,531,948
Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership) (深圳市嘉源启航创业投资企业（有限合伙）)	Series A-3 Preferred Shares	10,564,297
Xiamen Xinweidachuang Investment Partnership (Limited Partnership) (厦门新纬达创投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	33,570,988
	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	9,908,601
Ningbo Meishan Bonded Port Area Shanxingshiji Equity	Series B-1 Preferred Shares	5,340,839
	Series B-2 Preferred Shares	706,390

Investment Partnership (Limited Partnership) (宁波梅山保税港区山行世纪股权投资合伙企业（有限合伙）)
China TH Capital Limited	Series B-1 Preferred Shares	3,814,885
Jiaxing Fanhe Investment Partnership (Limited Partnership) (嘉兴帆禾投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	3,814,885
Hangzhou Yixing Investment Partnership (Limited Partnership) (杭州逸星投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	3,814,885
Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership) (北京青苗壮管理咨询合伙企业（有限合伙）)	Series B-1 Preferred Shares	6,103,816
Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership) (湖北梅花晟世股权投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	1,144,465
Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership) (北京首新晋元管理	Series B-2 Preferred Shares	21,191,686

咨询中心（有限合伙）)
Chengdu Shougang Silu Equity Investment Fund Limited (成都首钢丝路股权投资基金有限公司)	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	1,670,993
Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership) (吉林首钢产业振兴基金合伙企业（有限合伙）)	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	6,279,359
Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership) (宁波天时仁合股权投资合伙企业（有限合伙）)	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	2,227,991
Qingdao Cheying Investment Partnership (Limited Partnership) (青岛车盈投资合伙企业（有限合伙）)	Series B-3 Preferred Shares	3,531,948
	Series C Preferred Shares	556,998
Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership) 车美（上海）企业管理咨询合伙企业（有限合伙）	Series C Preferred Shares	11,225,461
Xingrui Capital Inc.	Series C Preferred Shares	3,264,259
Xiamen Haisi Qimeng Equity	Series C Preferred Shares	1,958,556

Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）)
Lighthouse KW Corp.	Series C Preferred Shares	2,150,571
SWIFT THINKER HOLDINGS LIMITED	Series A-2 Preferred Shares	479,968
Hongping Zhang	Series A-2 Preferred Shares	335,977
Total:		1,325,926,266

Part B: Immediately After the Closing and the closing under the Founder Series D SPA
(on a fully-diluted and as-converted basis)

Shareholder	Type of Shares	Number of Shares
Amp Lee Ltd.	Class B Ordinary Shares	240,000,000
	Series Pre-A Preferred Shares	10,000,000
	Series A-3 Preferred Shares	9,085,295
	Series B-1 Preferred Shares	7,629,770
	Series B-2 Preferred Shares	13,820,511
	Series B-3 Preferred Shares	21,191,686
	Series C Preferred Shares	42,719,736
Da Gate Limited	Class A Ordinary Shares	15,000,000
ESOP	Class A Ordinary Shares	141,083,452
Sea Wave Overseas Limited	Series Pre-A Preferred Shares	10,000,000
	Series A-1 Preferred Shares	2,986,364
	Series A-2 Preferred Shares	623,958
	Series B-1 Preferred Shares	762,977
Rainbow Six Limited	Series Pre-A Preferred Shares	7,500,000
	Series A-1 Preferred Shares	11,945,455
	Series A-2 Preferred Shares	4,898,675
	Series A-3 Preferred Shares	10,775,583
	Series B-1 Preferred Shares	15,259,540
	Series B-2 Preferred Shares	7,063,895
	Series B-3 Preferred Shares	7,063,895
	Series C Preferred Shares	22,471,917
Fresh Drive Limited	Series Pre-A Preferred Shares	7,500,000
Angel Like Limited	Series A-1 Preferred Shares	1,659,091
	Series A-2 Preferred Shares	1,267,716
	Series B-3 Preferred Shares	1,412,779
	Series C Preferred Shares	2,698,309
Striver Holdings Ltd.	Series A-2 Preferred Shares	12,677,156
	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	13,191,908
Light Room Limited	Series A-3 Preferred Shares	1,690,287
Wisdom Haoxin Limited	Series A-3 Preferred Shares	1,056,430
	Series B-1 Preferred Shares	762,977
Hybrid Innovation Limited	Series B-2 Preferred Shares	84,767
RUNNING GOAL LIMITED	Series Pre-A Preferred Shares	3,000,000
Zhejiang Leo (Hongkong) Limited	Series A-1 Preferred Shares	58,068,182
	Series A-3 Preferred Shares	10,564,297
Roydswell Noble Limited	Series A-1 Preferred Shares	1,659,091
East Jump Management Limited	Series B-1 Preferred Shares	11,444,655
Future Capital Discovery Fund II, L.P.	Series Pre-A Preferred Shares	9,000,000
	Series B-1 Preferred Shares	381,488
	Series B-2 Preferred Shares	882,987

	Series B-3 Preferred Shares	1,199,820
	Series C Preferred Shares	189,215
Future Capital Discovery Fund I, L.P.	Series Pre-A Preferred Shares	3,000,000
	Series B-3 Preferred Shares	719,892
	Series C Preferred Shares	1,170,043
Cango Inc.	Series B-2 Preferred Shares	7,063,895
	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	18,002,727
GZ Limited	Series B-1 Preferred Shares	9,918,701
	Series B-2 Preferred Shares	1,458,694
BRV Aster Fund II, L.P.	Series B-3 Preferred Shares	4,729,772
	Series C Preferred Shares	3,387,183
BRV Aster Opportunity Fund I, L.P.	Series B-3 Preferred Shares	3,783,818
	Series C Preferred Shares	596,718
Unicorn Partners II Investments Ltd.	Series B-3 Preferred Shares	1,439,784
	Series C Preferred Shares	1,283,572
Zijin Global Inc.	Series A-2 Preferred Shares	21,551,166
	Series C Preferred Shares	105,115,219
Bytedance (HK) Limited	Series C Preferred Shares	13,470,553
Raffles Fund SPC - GX Alternative SP	Series C Preferred Shares	1,347,055
Lais Science and Technology Ltd.	Series C Preferred Shares	1,302,154
West Mountain Pond Limited	Series C Preferred Shares	898,037
Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership) (厦门源加创业投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	33,181,818
	Series A-3 Preferred Shares	2,746,717
	Series B-1 Preferred Shares	7,629,770
Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership) (上海华晟领飞股权投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	16,590,909
	Series A-2 Preferred Shares	6,338,578
Jiaxing Zizhiyihao Equity Investment Partnership (Limited	Series A-1 Preferred Shares	1,659,091
	Series A-3 Preferred Shares	2,112,859
	Series B-1 Preferred Shares	762,977
	Series B-3 Preferred Shares	706,390

Partnership) (嘉兴自知一号股权投资合伙企业（有限合伙）)	Series C Preferred Shares	111,400
Ningbo Meihuamingshi Investment Partnership (Limited Partnership) (宁波梅花明世投资合伙企业（有限合伙）)	Series A-1 Preferred Shares	1,659,091
Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership) (杭州上壹嘉乘投资管理合伙企业（有限合伙）)	Series A-2 Preferred Shares	21,551,165
Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership) (上海景衡企业管理咨询合伙企业（有限合伙）)	Series A-2 Preferred Shares	12,677,156
	Series A-3 Preferred Shares	3,169,289
Tianjin Lanchixinhe Investment Centre (Limited Partnership) (天津蓝驰新禾投资中心（有限合伙）)	Series A-2 Preferred Shares	12,677,156
	Series A-3 Preferred Shares	2,112,859
	Series B-1 Preferred Shares	3,051,908
Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership) (宁波梅	Series A-2 Preferred Shares	3,803,147
	Series A-3 Preferred Shares	7,395,008

山保税港区众咖投资管理合伙企业（有限合伙）)
Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区熙茂股权投资合伙企业（有限合伙）)	Series A-2 Preferred Shares	27,889,744
Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership) (宁波梅山保税港区泓展股权投资合伙企业（有限合伙）)	Series A-3 Preferred Shares	4,225,719
	Series B-2 Preferred Shares	3,531,948
Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership) (深圳市嘉源启航创业投资企业（有限合伙）)	Series A-3 Preferred Shares	10,564,297
Xiamen Xinweidachuang Investment Partnership (Limited Partnership) (厦门新纬达创投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	33,570,988
	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	9,908,601
Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited	Series B-1 Preferred Shares	5,340,839
	Series B-2 Preferred Shares	706,390

Partnership) (宁波梅山保税港区山行世纪股权投资合伙企业（有限合伙）)
China TH Capital Limited	Series B-1 Preferred Shares	3,814,885
Jiaxing Fanhe Investment Partnership (Limited Partnership) (嘉兴帆禾投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	3,814,885
Hangzhou Yixing Investment Partnership (Limited Partnership) (杭州逸星投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	3,814,885
Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership) (北京青苗壮管理咨询合伙企业（有限合伙）)	Series B-1 Preferred Shares	6,103,816
Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership) (湖北梅花晟世股权投资合伙企业（有限合伙）)	Series B-1 Preferred Shares	1,144,465
Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership) (北京首新晋元管理	Series B-2 Preferred Shares	21,191,686

咨询中心（有限合伙）)
Chengdu Shougang Silu Equity Investment Fund Limited (成都首钢丝路股权投资基金有限公司)	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	1,670,993
Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership) (吉林首钢产业振兴基金合伙企业（有限合伙）)	Series B-3 Preferred Shares	10,595,843
	Series C Preferred Shares	6,279,359
Ningbo Tianshirenhe Equity Investment Partnership (Limited Partnership) (宁波天时仁合股权投资合伙企业（有限合伙）)	Series B-3 Preferred Shares	14,127,791
	Series C Preferred Shares	2,227,991
Qingdao Cheying Investment Partnership (Limited Partnership) (青岛车盈投资合伙企业（有限合伙）)	Series B-3 Preferred Shares	3,531,948
	Series C Preferred Shares	556,998
Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership) 车美（上海）企业管理咨询合伙企业（有限合伙）	Series C Preferred Shares	11,225,461
Xingrui Capital Inc.	Series C Preferred Shares	3,264,259
Xiamen Haisi Qimeng Equity	Series C Preferred Shares	1,958,556

Investment Fund Partnership (Limited Partnership) (厦门市海丝启盟股权投资合伙企业（有限合伙）)
Lighthouse KW Corp.	Series C Preferred Shares	2,150,571
SWIFT THINKER HOLDINGS LIMITED	Series A-2 Preferred Shares	479,968
Hongping Zhang	Series A-2 Preferred Shares	335,977
Inspired Elite Investments Limited	Series D Preferred Shares	212,816,737
Kevin Sunny Holding Limited	Series D Preferred Shares	7,576,722
Amp Lee Ltd.	Series D Preferred Shares	11,365,082
Total:		1,557,684,807

SCHEDULE IV

LIST OF KEY EMPLOYEES

Key Employee	ID Card Number/Passport	Title
李想	****	CEO
沈亚楠	****	President
李铁	****	CFO
马东辉	****	Chief Engineer
刘杰	****	VP
范皓宇	****	VP

SCHEDULE IV

SCHEDULE V

DESIGNATED COMPANY ACCOUNT

Account Bank:	****
Bank Address:	****
SWIFT:	****
Account Name:	****
Account Number:	****
Account Address:	****

SCHEDULE V

SCHEDULE VI

ADDRESS FOR NOTICES

If to the Founders and Group Companies:

Address:	****
Attention:	****
E-mail:	****

If to the Series D Investors:

Meituan
Address:	****
Attention:	****
E-mail:	****

Kevin Sunny Holding Limited
Address:	****
Attention:	****
E-mail:	****

SCHEDULE VI

SCHEDULE VII

DISCLOSURE SCHEDULE

(as attached)

SCHEDULE VII

EXHIBIT A

FORM OF SECOND AMENDED AND RESTATED MEMORANDUM AND
ARTICLES

(as attached)

EXHIBIT A

EXHIBIT B

FORM OF SHAREHOLDERS AGREEMENT

(as attached)

EXHIBIT B

EXHIBIT C

FORM OF INDEMNIFICATION AGREEMENT

(as attached)

EXHIBIT C

EXHIBIT D

SUPPLEMENTAL PROVISIONS

1.                  ADDITIONAL COVENANTS.

In addition to the post-closing covenants in Section 7 of the Agreement, each Warrantor also hereby jointly and severally agrees and covenants to the Series D Investors as follows:

1.1 Change of the Enterprise Information Filed with the MIIT

Each Warrantor agrees and covenants to the Series D Investors that: (i) without prior written consent of the Series D Investors, the Group Companies will not initiate any material change of the enterprise information listed in the Vehicle Manufacturers and Products Announcement (道路机动车车辆生产企业及产品公告) made by the MIIT; and (ii) if any Group Company makes any change of the enterprise information listed in the Vehicle Manufacturers and Products Announcement (道路机动车车辆生产企业及产品公告) made by the MIIT that is not material, the Company shall notify the Series D Investors in writing in advance.

1.2 Supplementary Agreement to Convertible Loan Agreement

As soon as practicable after the Closing but in any event within one (1) month after the Closing, Beijing CHJ and Changzhou Wunan New Energy Automobile Investment Co., Ltd. (常州武南新能源汽车投资有限公司) (“Wunan New Energy”) shall enter into a supplementary agreement to the Convertible Loan Agreement (可转债协议) by and between the aforesaid parties as of November 17, 2017 (the “Convertible Loan Agreement”; and the loan thereunder with a principal amount of RMB600,000,000, the “Wunan Loan”), in form and substance satisfactory to the Series D Investors, pursuant to which, (i) Wunan New Energy shall waive its right to convert the Wunan Loan into any equity interests of Beijing CHJ or any other Group Company, and (ii) the maturity date of the Wunan Loan shall be extended to a date no earlier than June 30, 2022.

1.3 Covenant on Judian JV

Each Warrantor agrees and covenants to the Series D Investors that without prior written consent of the Series D Investors, (i) none of the Group Companies shall subscribe for additional equity interests of Beijing Judian Transport Technology Co., Ltd. (北京桔电出行科技有限公司) (“Judian JV”), make additional investment in, or provide additional technology and human resources support to, Judian JV, and (ii) none of the Group Companies shall cooperate in any manner with (a) Judian JV, (b) Xiaoju Kuaizhi Inc. (滴滴), (c) each of the respective successors, assigns and Affiliates of Judian JV or Xiaoju Kuaizhi Inc. (滴滴), or (d) any entity in which Judian JV or Xiaoju Kuaizhi Inc. (滴滴) holds directly or indirectly not less than twenty percent (20%) of the total equity interest or voting interest of such entity, in the area of autonomous driving or autonomous vehicles.

EXHIBIT D